Exhibit 10.7

NOTICE OF RESTRICTIVE COVENANTS, INCLUDING COVENANT NOT TO COMPETE

Sitio Royalties Corp., (the “Company”) hereby gives notice to [●] (“Employee”) regarding certain non-competition, non-solicitation, and non-disclosure restrictive covenants (the “Restrictive Covenants”) that are within that certain Amended & Restated Severance Plan and Summary Plan Description effective as of August 6, 2024 (the “Plan”). Should Employee choose to enter into the Severance Plan Participation Agreement made available to Employee (the “Participation Agreement”) and thus become an Eligible Individual (as defined in the Plan), Employee will be choosing to become subject to the Restrictive Covenants.

By signing below, Employee hereby acknowledges and agrees that:

1.
Employee was provided a full copy of the Plan and the Participation Agreement with this Notice of Restrictive Covenants, Including Covenant Not to Compete (this “Notice”);
2.
Sections 9(a)–(b) of the Plan contain confidentiality and non-disclosure restrictions;
3.
Sections 9(d)–(f) of the Plan contain non-competition and non-solicitation restrictions, and the covenants not to compete set forth in the Plan could restrict the Employee’s options for subsequent employment following Employee’s separation from the Company; and
4.
If Employee accepts the terms of the Participation Agreement and thus executes the Participation Agreement and becomes an Eligible Individual (as defined in the Plan) under the Plan, then Employee shall be doing so voluntarily (and without being subjected to force, threats or other intimidation in connection therewith) and with Employee’s full understanding and acceptance of the Plan’s terms, including the terms of the Restrictive Covenants.

Employee further acknowledges that Employee has received this notice at least 14 days before the earlier of: (i) the effective date of the Restrictive Covenants; or (ii) the effective date of any additional compensation or change in the terms or conditions of employment that provides consideration for the Restrictive Covenants.

Employee further acknowledges and agrees that this notice is clear and conspicuous and that Employee fully understands the Restrictive Covenants that Employee is being asked to enter.

In signing below, Employee acknowledges that this Notice was provided to Employee on [INSERT DATE].

ACKNOWLEDGED AND AGREED BY EMPLOYEE:

[EMPLOYEE NAME] _______________________________ [EMPLOYEE NAME] _______________________________ Date